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                                                               EXHIBIT 99.3 (ii)

                             BIOSPHERE MEDICAL, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (unaudited)
                      (In thousands, except per share data)

                                                                                          MARCH 31, 1999
                                                                                --------------------------------
                                                                                  AS       PRO FORMA   PRO FORMA
                                                                                REPORTED   ADJUSTMENTS
REVENUE:
Revenue from product sales                                                      $ 2,576    (2,296)(1)    $   280
Research and development                                                             49       (49)(1)         --
License fees                                                                         12       (12)(1)         --
                                                                               ---------------------------------
     Total revenue                                                                2,637    (2,357)           280

COSTS AND EXPENSES:
Cost of products sold                                                             1,162    (1,016)(1)        146
Sales and marketing                                                                 555      (425)(1)        130
Administration                                                                    1,515    (1,042)(1)        473
Research and development                                                            321      (304)(1)         17
                                                                                --------------------------------
     Total cost and expenses                                                      3,553    (2,787)           766
                                                                                --------------------------------

LOSS FROM OPERATIONS                                                               (916)      430           (486)

OTHER INCOME (EXPENSE), NET                                                         (27)      157 (2)        130
                                                                                --------------------------------

PRETAX (LOSS)                                                                      (943)      587           (356)

Income Tax                                                                          (18)       --            (18)
                                                                                --------------------------------
(LOSS) BEFORE MINORITY INTEREST                                                    (961)      587           (374)

Minority Interest                                                                   (14)       --            (14)
                                                                                --------------------------------

NET LOSS                                                                        $  (975)   $  587        $  (388)
                                                                                ================================

BASIC AND DILUTED NET (LOSS) PER SHARE                                          $ (0.12)   $   --        $ (0.05)
                                                                                ================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                              8,437        --          8,437
                                                                                ================================

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(1)  Elimination of the revenue, costs and expenses and other income related to the Sale.

(2) Net increase in interest income derived from investment of net proceeds from the Sale after payment of Bank Debt and Related Party Note.